UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 27, 2011

Commission File Number:	1-5273-1

Sterling Bancorp

(Exact name of Registrant as specified in its charter)

New York	13-2565216
(State of other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

650 Fifth Avenue, New York, New York	10019-6108
(Address of principal executive offices)	(Zip Code)

(212) 757-3300

(Registrant’s telephone number, including area code)

NA

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c)

TABLE OF CONTENTS

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURE

EXHIBIT INDEX

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On December 23, 2008, Sterling Bancorp (the “Company”) issued and sold 42,000 shares of its Fixed Rate Cumulative Perpetual Preferred Shares, Series A, liquidation preference of $1,000 per share (the “Series A Preferred Shares”), together with a 10-year warrant to purchase 516,817 of the Company’s common shares (the “Warrant”), to the United States Department of the Treasury (the “Treasury”) for an aggregate purchase price of $42,000,000 as part of the Treasury’s Troubled Assets Relief Program Capital Purchase Program. On April 27, 2011, the Company entered into a Letter Agreement with the Treasury (the “Letter Agreement”), pursuant to which the Company repurchased from the Treasury the entire issued and outstanding Series A Preferred Shares for an aggregate purchase price of $42,420,000, which includes accrued and unpaid dividends on the Series A Preferred Shares. Under the terms of the Letter Agreement, if the Company does not deliver to the Treasury a notice of intent to repurchase the Warrant by May 12, 2011, the Treasury will be deemed to have provided to the Company a notice of its intention to sell the Warrant as of May 13, 2011. The Company has not decided whether it will seek to repurchase the Warrant. A copy of the Letter Agreement is attached as Exhibit 1.1 to this Report and is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

1.1       Letter Agreement, dated April 27, 2011, between Sterling Bancorp and the United States Department of the Treasury.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	April 29, 2011

BY:	/s/ JOHN W. TIETJEN
JOHN W. TIETJEN
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

1.1	Letter Agreement, dated April 27, 2011, between Sterling Bancorp and the United States Department of the Treasury